Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report relating to the financial statements of Acology, Inc.(the “Company”) dated March 30, 2018, which includes an explanatory paragraph expressing substantial doubt regarding the Company’s ability to continue as a going concern, appearing in the Annual Report on Form 10-K of Acology, Inc. for the year ended December 31, 2017.

/s/ Paritz & Company P.A.

Hackensack, New Jersey

December 14, 2018